EXHIBIT 2

PLEDGE AGREEMENT FOR THIRD PARTY COLLATERAL           Account base number 158322
                                                      THE "ACCOUNT"

for Credit Facilities issued by units other than Citibank (Luxembourg) S.A.
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BETWEEN          Client name   KINGDOM 5KR 62 LTD
THE UNDERSIGNED: Permanent address     C/O MAPLES & CALDER
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                 P.O. BOX 309 GRAND CAYMAN, CAYMAN ISLANDS, BWI
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                 hereinafter referred to as the "PLEDGOR";
                 AND

                 Name          Citibank N.A., Jersey
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                 Permanent address 38, Esplanade St Helier, Jersey JE4 8ZT, C.I.
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                 hereinafter referred to as the "PLEDGEE";

THE FACILITY (A) WHEREAS   the   pledgee   grants  to  the  pledgor  a  facility
                 (hereinafter the "FACILITY", which terms shall include principal, interest, costs, commissions, fees and currency exchange risk) of a total principal amount of:

                 all credit facilities granted by the pledgee to the pledgor
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                 All references  herein to  "pledgor/borrower"  shall be read as references to the PLEDGOR.

         OR  (B) WHEREAS the pledgee grants to (where different to the pledgor)
                 Name/First Name
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                 Permanent address
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                 Account base number
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                 hereinafter referred to as the "BORROWER"

                 a facility (hereinafter the "FACILITY"), which terms shall include principal, interest, costs, commissions, fees and currency exchange risk of a total principal amount of: (in
                                                                            ----
                 numbers)  all credit  facilities  (in  letters)  granted by the
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                 pledgee to the borrower
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                 the terms and  conditions of which the pledgor  declares  being fully aware of.

                 All references herein to "pledgor/borrower" shall be read as references to the BORROWER.

THE PLEDGE       WHEREAS  the  pledgor  grants in favour of the pledgee a pledge
                 (hereinafter  the  "pledge  on  deposit")  under  the form of a deposit of a countervalue of: (in numbers)
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                 (in letters)
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                 (hereinafter  the "deposit",  which term shall include interest accruing to the deposit).

                 WHEREAS the pledgor has placed the deposit with CITIBANK (LUXEMBOURG) S.A., (hereinafter the "DEPOSITARY") in the account opened by the pledgor with the depository, the balance of which, if different from the deposit, is also placed in favour of the pledgee (this balance shall be considered as being comprised in the term "deposit" as used hereinafter), to secure any and all payments due by the pledgor/borrower to the pledgee under the facility.

                 WHEREAS, furthermore, the pledgor is willing to grant in favour of the pledgee a pledge (hereinafter the "pledge on securities") on all securities, debentures, notes, bonds, certificates of deposit, as well as all stock, share capital and any other negotiable rights of property, whether in nominative or in bearer form, whether transferable or not, which the pledgor holds now, or may hold in the future, with the depository (hereinafter the "securities", which term shall include all rights and dividends accruing to such securities) to secure the pledgor's/borrower's payment obligations under the facility as well as all other present or future indebtedness of any pledgor/borrower vis-a-vis the pledgee. Except if expressly otherwise provided for, all securities shall be considered as being fungible.

                 WHEREAS  the  facility  shall at all  times be  secured  by the
                 aggregate   of  the  pledge  on  deposit   and  the  pledge  on
                 securities.

                 WHEREAS the facility may never exceed the loanable value of the assets pledged by the pledgor to the pledgee.

                 WHEREAS the loanable value of the securities and the deposit shall be calculated and monitored on a permanent basis by the depositary as agent of the pledgee in accordance with the margin table set out in appendix hereto. The depositary reserves the right to make any necessary changes to the margin table based on the quality, liquidity, marketability and concentration of the pledged assets. The margin table of the depositary (as applicable from time to time) is at the permanent disposal of the pledgor/borrower by the depositary.

                 WHEREAS the depositary shall be the agent of and represent the pledgee in any acts and deeds to be undertaken or signed in order to give effect to this pledge agreement. The depositary shall for instance be empowered to accept this pledge agreement on behalf of the pledgee, to monitor the loanable value, and to request and accept an additional pledge of securities and/or a pledge of deposit, pursuant to clause 3.2. of this agreement.




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                 WHEREAS for all acts and deeds under this pledge agreement, the depositary (even if acting in his own name) shall be deemed to act as an agent for the pledgee.

NOW AND THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. PLEDGE ON DEPOSIT

1.1 The pledgor hereby pledges the deposit in favour of the pledgee.

1.2 The depositary is empowered, upon instruction of the pledgee, to convert at any time all or part of the deposit into certificates of deposit, held by the depositary in safe custody for the pledgor and pledged in favour of the pledgee pursuant to clause 2.1 hereafter.

1.3 The pledge shall remain in full force and effect until the pledgor/borrower has fulfilled all its obligations under the facility, in principal, interest, commissions, fees and other charges including the repayment of all judicial and extra judicial costs incurred for the recovery of any amounts due under the facility.

1.4 The pledgor hereby agrees that this pledge agreement be notified to the depositary at the pledgor's exclusive costs and expenses in the appropriate way under Luxembourg law.

1.5 If the pledgor/borrower does not fulfill, on due date, any commitment or obligation towards the pledgee under the facility, or shall not have fully complied within eight days from the date of a summons containing a formal request to satisfy the claims of the pledgee under the facility, the pledgee shall be authorized to demand payment, transfer and delivery of the deposit in view to satisfy its secured claims, in accordance with applicable legal provisions.

2. PLEDGE ON SECURITIES

2.1 The pledgor hereby pledges all securities to the pledgee, who accepts.

2.2 The depositary holds the securities in surety in a special pledge account and guarantee for the due and punctual payment of all amounts of principal, interest, commissions, fees and other charges including the repayment of all judicial and extra judicial costs incurred for the recovery of any amounts due under the facility or of any debt which is now due and payable or may become in the future due and payable to the pledgee by the pledgor/borrower, as and when the same shall become due and payable.

2.3 The pledgor hereby represents and warrants:

2.3.1 that the securities are free and clear of any claims, mortgages, pledges, liens or other encumbrances of any nature whatsoever, and that the pledgor will not sell and will keep the securities fee and clear of any claims, mortgages, pledges, liens or other encumbrances of any nature whatsoever;

2.3.2 that the present agreement is not contrary to any legal or contractual obligation imposed upon the pledgor, and that it creates valid and binding obligations upon him.

2.4 If and when a formal notice of repayment to the borrower and the pledgor by the pledgee or the depository, by way of a registered letter, has remained unsatisfied for eight days, the pledgee may instruct the depositary to sell the securities, in accordance with applicable legal provisions, and assign the proceeds by privilege to the reimbursement of the said debt due by the pledgor/borrower to the pledgee upon transfer of the sales proceeds by the depository to the pledgee.

3. GENERAL

3.1 If the outstanding amount of the facility exceeds or threatens to exceed at any time, the loanable value of the deposit and the securities pledged in favour of the pledgee, the pledgor undertakes, within five days of first demand, to pledge, mortgage, transfer and assign to the pledgee, and deliver to the depository, further securities and/or a further deposit into the account, to the extent necessary for the facility no longer to exceed or to threaten to exceed the loanable value of the deposit and the securities.

3.2 In the event of failure to comply with the obligation undertaken pursuant to clause 3.1 above, the pledgor herewith unconditionally and irrevocably empowers the pledgee to take all appropriate measures, and in particular to effect all transactions in order to reduce the outstanding liabilities to the loanable value of the deposit and the securities, or to render due and payable any sums due to the pledgee by the pledgor, and to enforce this pledge agreement pursuant to clause 1.5 and 2.4 above.

3.3 The pledgee shall not be limited in its discretion to enforce the pledge on deposit or the pledge on securities, whether simultaneously or alternatively, whether in full or in part. The enforcement, in full or in part, of the mere pledge on deposit, or of the pledge on securities, as the case may be, does to constitute a waiver by the pledgee to any of his rights under the pledge on securities and/or under the pledge on deposit, as the case may be.

3.4 For the duration of this pledge agreement, the pledgor irrevocably empowers the depositary to give the pledgee from time to time full disclosure concerning the details of the securities and the deposit. All communications by the pledgee to either the borrower or the pledgor shall be deemed to be provided to both.

3.5 The obligations of the pledgor hereunder shall not be affected or discharged in case of the occurrence of any of the following events:

     - any time, indulgence, waiver or consent at any time given to the pledgor/borrower or any other person;

     - any amendment to any of the facility documents or to any other security or any guarantee or indemnity for the facility;

     - the enforcement or absence of enforcement of claims for or the release of the facility or any other security, guarantee or indemnity for the facility;

     -    the   dissolution,   amalgamation,   bankruptcy,   reconstruction   or
          re-organization of the pledgor/borrower or any other person.

3.6 The pledgee is explicitly authorized to communicate openly and assign its rights hereunder to all other Citicorp/Citibank entities which are granting credit to the pledgor/borrower or which may be in possession of assets securing such credit or which are a party with or on behalf of the pledgor/borrower in foreign exchange or securities transactions.

3.7 Generally, the pledgor shall bear all costs, expenses, taxes, duties and similar charges which shall be incurred to the pledgee by virtue of this pledge agreement now or in the future, including any costs of notification, even to foreign counties, and including all court and legal expenses arising out of the



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enforcement  of  the  pledgee's  rights,  and  the  pledgor  hereby  irrevocably authorizes the pledgee and empowers the depository to debit such amount from the account.

3.8 This pledge agreement shall in all respects be governed by and construed in accordance with the laws of the Grand Dutchy of Luxembourg.

3.9 This pledge agreement is subject the depository's general terms and conditions, which the pledgor declares having read and accepted, and which form an integral part of this pledge agreement inasfar as applicable and consistent with this pledge agreement.

3.10 The parties to this pledge agreement agree that any legal action or proceedings arising out of or in connection with this pledge agreement is submitted to the jurisdiction of the Courts of Luxembourg, Grand Duchy of Luxembourg. Notwithstanding this, the pledgee reserves the right to commence legal proceedings before any other competent jurisdiction. For the purpose of this agreement the pledgor elects domicile at the registered office of the despositary.

                 So done in duplicate

                 Place                                       Date
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                           KINGDOM 5KR 62 LTD
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                 The pledgor            The  depositary  (Citibank  (Luxembourg)
                                        S.A.) in its own name for acceptance and as agent for the pledgee.